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                                                           EXHIBIT 10.9





                          SUBORDINATED PROMISSORY NOTE

U.S.  $1,000,000                                                   Nov 14, 1990

            FOR VALUE RECEIVED, CVC Holdings, Inc., a Delaware corporation (the "Maker"), having an address at 525 Lee Road, Rochester, New York 14603-1886, hereby promises to pay to the order of Nikko Tecno Co., Inc. ("Payee"), or assigns, on November , 1995 at such address in the United States or Japan as the holder of this Note shall specify from time to time to the Maker, such principal amounts as shall be loaned to the Maker by the holder of this Note from time to time, such principal amount not to exceed in the aggregate at any one time One Million U.S. Dollars (U.S. $1,000,000.00) and which shall then be outstanding together with interest (computed on the basis of a 365 -day year) on the unpaid balance of such principal from time to time commencing on the date hereof at the rate of nine percent (9%) per annum, payable on each date when a payment of principal is made and, commencing with and continuing after 1991, on each March 31, June 30 and September 30, December 31 of each year.

            At the time of the making of each loan by the holder of this Note to the Maker, and upon each payment of principal of any such loan the holder of this Note shall, and is hereby authorized to, make a notation on the Grid attached hereto and made a part hereof, of the date and the amount of such loan or payment, as the case may be. The notations on the Grid shall constitute prima facie evidence of the amount of loan principal outstanding under this Note from time to time. Notwithstanding the foregoing, the failure to make a notation with respect to any loan or payment shall not limit or otherwise affect the obligation of the Maker hereunder with respect to any loan or payment Although this Note is dated the date of issue, interest in respect hereof shall be payable only for the periods during which the loans evidenced hereby are outstanding and although the stated principal amount of this Note shall be $1,000,000, this Note shall be enforceable, with respect to the extent of the unpaid principal amount of the loans at the time evidenced hereby.

            This Note may be prepaid in whole at any time or in part from time to time without penalty. Each such prepayment shall be applied first to accrued, but unpaid, interest, and then to principal.

            If an Event of Default (as hereinafter defined) shall occur, then, at the option of the holder hereof upon written notice thereof to the Maker, this Note shall become immediately due and payable; provided, however, if an Event of Default as defined in clause (d) or (e) of the next succeeding paragraph

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shall occur, then this Note automatically shall become immediately due and payable in its entirety.

            An "Event of Default" shall be deemed to have occurred hereunder if and only if (a) the Maker shall fail to make any payment under this Note in full when due and such failure shall not be cured within 10 days following written notice thereof to the Maker from the holder hereof; or (b) the Maker shall make an assignment for the benefit of creditors, or approve of, consent to or acquiesce in the appointment of a trustee, receiver, liquidator, custodian, sequestrator or similar official (collectively, "Custodians") for itself or for any substantial portion of its assets; or (C) a Custodian shall be appointed for the Maker or any substantial subsidiary thereof without its consent, or for any substantial portion of its assets, and such appointment shall not be terminated or stayed within 60 days; or (d) any proceeding shall be commenced by the Maker, as debtor, under any bankruptcy, reorganization, insolvency, readjustment of debt, arrangement, receivership or liquidation law or statute of the federal or any state government; or (e) any proceeding shall be commenced against the Maker under any bankruptcy, reorganization, insolvency, readjustment of debt, arrangement, receivership or government, and such proceeding shall continue and not be dismissed or stayed within 60 days or not be timely controverted by the Maker or an order for relief shall not be granted in such proceeding.

            The indebtedness represented by this Note (including the interest thereon) shall be subordinate and junior in right of full of all Senior Indebtedness. "Senior Indebtedness" means (a) the principal of , premium, if any, and interest on all Indebtedness whether outstanding on the date hereof or hereafter created or incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Indebtedness is not superior in right of payment to this Note; and (b) any amendments, modifications, deferrals, renewals or extensions of any such Senior Indebtedness, or debentures, notes or other evidences of indebtedness issued in exchange for any such Senior Indebtedness. The term "Indebtedness" as used in the foregoing sentence means any liability of the Maker (I) for money borrowed from, or in respect of the factoring of receivables and /or the issuance of letters of credit and other financial accommodations by, any bank, factoring or other financial institution, or (ii) for any obligations of the Maker or CVC Products, Inc., a Delaware corporation ("CVC"), which any holder of Indebtedness referred to in clause (I) requires to be deemed Indebtedness for purposes of


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this Note, or (iii) arising under an express written guaranty by the Maker of the liability of another (including any subsidiary of the Maker) which is outstanding on the date of this Note, or any such guaranty hereafter executed by the Maker, in each case where the liability of the Maker arising thereunder is, under the express provisions of such guaranty, superior in right of payment to this Note.

            By accepting delivery of this Note, the holder of this Note agrees to enter into such customary subordination agreements as any holder(s) of Senior Indebtedness shall deem necessary or appropriate to subordinate the indebtedness represented by this Note to the Senior Indebtedness and if there shall be any conflicts between the provisions of any such subordination agreement and the provisions of this Note, the provisions of such subordination agreement shall govern.

            Subject to the payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and, as between the Maker, its creditors other than holders of Senior Indebtedness, and the holder of this Note, no payment or distribution of cash, property or securities made to the holders of Senior Indebtedness by virtue of the subordination provisions hereof which otherwise would have been made to the holder of this Note shall be deemed to be a payment by the Maker on account of the Senior Indebtedness, and no payment or distribution of cash, property or securities made to the holder of this Note by virtue of the subrogation provided for herein which otherwise would have been made to the holder of Senior Indebtedness shall be deemed to be a payment on account of the Note; it being understood that the provisions hereof are, and are intended solely, for the purpose of defining the relative rights of the holder of this Note, on the one hand, and holders of the Senior Indebtedness on the other hand.

            Nothing contained in this Note is intended to or shall impair, as between the Maker, and holder of this Note, the obligations of the Maker, which is absolute and unconditional, to pay to the holder of this Note the principal of and interest on this Note and all other sums due in connection herewith as and when the same shall become due and payable in accordance with the terms hereof, nor shall anything in this Note prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights of the holders of Senior Indebtedness.


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            Any Note issued in replacement hereof or exchanged herefor shall contain all of the provisions of this Note relating to the subordination of the indebtedness represented by this Note to the Senior Indebtedness.

            The maker agrees to pay all costs of collection upon default of any amounts due hereunder when incurred, including without limitation, reasonable attorneys' fees and expenses. Such costs shall be added to the balance of principal then due.

            The obligations hereunder shall be binding upon the successor sand assigns of the Maker, provided that the Maker shall be permitted to assign all of its obligations under this Note to CVC and upon CVC's assumption of the Maker's obligations hereunder, the maker shall be released and relieved from such obligations except to the extent the Maker shall agree in writing to guaranty the performance or payment thereof. After any such assignment all references to the "Maker" contained in this Note shall be deemed references to CVC. The Maker, for itself and its successors and assigns, hereby waives presentment for payment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with delivery, acceptance, performance or enforcement of this Note. The rights of any holder hereof shall be subject to the right of the Maker to set off amounts due to it or CVC by the Payee and/or such holder .

            This Note shall be construed in accordance with and governed by the laws of the State of New York applicable to contract executed, delivered and to fully performed in new York without regard to its choice of law provisions.

            This Note is being entered into for the benefit of the holders from time to tome of the Senior Indebtedness and the provisions hereof may be enforced by such holders. This Note may not be amended or modified in any manner which will impair or adversely affect the rights of the holders of Senior Indebtedness without the written consent of the holders of Senior Indebtedness.

                                            CVC HOLDINGS, INC.


                                            By:
                                               -----------------------
                                                 Christine B. Whitman,
                                                 President


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